UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 8, 2012
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 13, 2012, Diebold, Incorporated (the "Company") issued a news release announcing its results for the fourth quarter and full-year of 2011. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events
On February 8, 2012, the Board of Directors of the Company authorized the Company to repurchase up to an additional 2.0 million of its common shares. This authorization is in addition to the approximately 0.4 million shares that the Company may repurchase pursuant to its existing board authorization. The timing of repurchases will depend upon several factors, including market and business conditions, and the repurchases may be discontinued at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated February 13, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
February 13, 2012	By:	/s/ Bradley C. Richardson
		Name:	Bradley C. Richardson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated February 13, 2012